EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm
The Board of Directors
Pioneer Drilling Company:
     We consent to the incorporation by reference in the registration statements on Form S-8 of Pioneer Drilling Company (Reg. Nos. 333-48286 and 333-110569) of our reports dated February 26, 2008, with respect to the consolidated balance sheets of Pioneer Drilling Company and subsidiaries as of December 31, 2007 and March 31, 2007, and the related consolidated statements of operations, shareholders’ equity and comprehensive income, and cash flows for the nine months ended December 31, 2007 and for each of the years in the two-year period ended March 31, 2007 and all related financial statement schedules, and the effectiveness of internal control over financial reporting as of December 31, 2007, which reports appear in the December 31, 2007 annual report on Form 10-K of Pioneer Drilling Company.
     Our report on the consolidated financial statements refers to the changes in the method of accounting for share-based payments and income tax uncertainties.
/s/ KPMG LLP
San Antonio, Texas
February 26, 2008

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